Exhibit 10.18

SUNRISE SENIOR LIVING, INC.

2008 OMNIBUS INCENTIVE PLAN, AS AMENDED

RESTRICTED STOCK UNIT AGREEMENT

Sunrise Senior Living, Inc., a Delaware corporation (the “Company”), hereby grants restricted stock units relating to its shares of common stock, $0.01 par value (the “Stock”), to the Grantee named below. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2008 Omnibus Incentive Plan, as amended (the “Plan”).

Grant Date:

Name of Grantee:

Number of Restricted Stock Units Covered by Grant:

Purchase Price per Share of Stock: $0.01

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement is inconsistent with the Plan. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Grantee:		Date:
(Signature)
Company:		Date:
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

SUNRISE SENIOR LIVING, INC.

2008 OMNIBUS INCENTIVE PLAN, AS AMENDED

RESTRICTED STOCK UNIT AGREEMENT

Restricted Stock Unit Nontransferability	This grant is an award of restricted stock units in the number of units set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Stock Units”). The purchase price is deemed paid by your service as a director to the Company. Your Restricted Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, whether by operation of law or otherwise.

Vesting	Your Restricted Stock Units vest as to one-quarter (1/4) of the total number of shares of Stock covered by this grant, as shown on the cover sheet, on the Grant Date and one-quarter (1/4) on the first day of the next three calendar quarters (each a “Vesting Date”), subject to your continued service as a director of the Company on the applicable Vesting Date. The resulting aggregate number of vested Restricted Stock Units will be rounded to the nearest whole number, and you cannot vest in more than the number of units covered by this grant.

Delivery of Shares	Delivery of the shares of Stock represented by your vested Restricted Stock Units will be made within three (3) days after (a) December 31, 2011 or (b) if earlier, the date you are no longer a director of the Company. Notwithstanding the foregoing, delivery of the shares of Stock represented by your vested Restricted Stock Units shall be made in accordance with your deferral election, if any, made pursuant to the form attached hereto as Exhibit A.

Forfeiture of Unvested Stock Units	In the event that you are no longer serving as a director of the Company for any reason, you will forfeit to the Company all of the Restricted Stock Units that have not yet vested.

Issuance	The issuance of Stock under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book entry registration or issuance of one or more Stock certificates.

Change in Control	Notwithstanding the vesting schedule set forth above, upon the consummation of a Change in Control, this award will become 100% vested.

Shareholder Rights

You do not have any of the rights of a shareholder with respect to the Restricted Stock Units unless and until the Stock relating to the Restricted Stock Units has been delivered to you. In the event of a cash dividend by the Company on its outstanding Stock, you will be entitled to receive a cash payment equal to the per-share dividend paid on the Stock for each Restricted Stock Unit. The Company may in its sole discretion require that dividends be reinvested in additional stock units, subject to the same vesting conditions and delivered at the same time as the Restricted Stock Units.

Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be part of the Restricted Stock Units and subject to the same conditions and restrictions applicable thereto.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.

This Agreement, the Plan and your election form constitute the entire understanding between you and the Company regarding this grant of Restricted Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data to other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the General Counsel at (703) 273-7500 to request paper copies of these documents.

Electronic Signature	All references to signatures and delivery of documents in this Agreement can be satisfied by procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including this Agreement. Your electronic signature is the same as, and shall have the same force and effect as, your manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Exhibit A

RESTRICTED STOCK UNIT GRANT

DEFERRAL AGREEMENT UNDER THE

SUNRISE SENIOR LIVING, INC. 2008 OMNIBUS INCENTIVE PLAN,

AS AMENDED

Print Name

Resident Address

Please complete and return the form to:

Farinaz Tehrani

Sunrise Senior Living, Inc.

7900 Westpark Drive

McLean, Virginia 22102

Phone: 703-744-1705

Fax: 866-397-7037

DEFERRAL ELECTION

In accordance with the provisions of the Sunrise Senior Living, Inc. (the “Company”) 2008 Omnibus Incentive Plan, as amended (the “Plan”), and, with respect to Restricted Stock Units to be awarded to me in January 2011, I hereby make the following deferral election:

☐	N/A (I do not elect to defer the delivery of the shares of Stock that are issuable to me following the vesting of my Restricted Stock Units. Accordingly, all shares of Stock issuable in respect of my vested Restricted Stock Units will be delivered in accordance with the terms of my Restricted Stock Unit Agreement (i.e., within three (3) days after (a) December 31, 2011 or (b) if earlier, the date I am no longer a director of the Company.)

☐	I elect to defer delivery of 100% of the shares of Stock that are issuable to me in respect of my vested Restricted Stock Units to the date that is three (3) days after I am no longer a director of the Company, if later than December 31, 2011.

I understand that if my service terminates prior to vesting, the award shall be forfeited to the extent not vested.

ACKNOWLEDGEMENT & SIGNATURE

I hereby make the election designated in this form, and agree to the terms and conditions set forth in this form and in the Plan document. In the event of any conflict between the terms of this form and the Plan, I understand that the terms of the Plan shall govern.

Accepted and Agreed:

Signature	Date

Company Use: Date of receipt: , 2010 Initials: